UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 6, 2010

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13550 Hempstead Highway Houston, Texas		77040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A amends our Form 8-K filed on December 8, 2010.

In connection with Larry E. Reimert’s previously disclosed stepping down as Co-Chief Executive Officer of Dril-Quip, Inc. (the “Company”), the Company and Mr. Reimert, Co-Chairman of the Board and Co-Chief Executive Officer of the Company, have agreed that Mr. Reimert’s employment as Co-Chief Executive Officer of the Company will terminate effective December 31, 2010 under circumstances entitling him to severance under his employment agreement with the Company. The termination of employment will allow Mr. Reimert to concentrate on his previously disclosed cancer related health issues. As previously disclosed, Mr. Reimert will retain his duties as Co-Chairman of the Board and will act as Technical and Strategic Advisor for the Company on a part-time basis. The terms of Mr. Reimert’s consulting arrangement have not yet been determined and will be disclosed in an amendment to the Form 8-K filed on December 8, 2010 when they are available.

J. Mike Walker, Co-Chairman of the Board and Co-Chief Executive Officer, will assume Mr. Reimert’s executive responsibilities, and Dril-Quip’s various departmental Vice Presidents will assume Mr. Reimert’s other day-to-day responsibilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ Jerry M. Brooks
Jerry M. Brooks
Vice President—Finance, Chief Financial Officer and Secretary

Date: December 21, 2010

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